CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF STATUTORY TRUST
                                       OF
                            VALENZUELA CAPITAL TRUST


     This Certificate of Amendment of Statutory Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 380 et. seq.) and sets forth the following:

     1. The name of the statutory trust is being changed from Valenzuela Capital Trust to AMSTAR INVESTMENT TRUST (the "Trust").

     2. The Certificate of Statutory Trust filed on June 22, 1999 is to be amended to reflect the establishment of three additional series of shares of the Statutory Trust and the designation of such new series as "Amstar High Yield Fund," "Amstar Total Return Fund" and "Amstar International Equity Fund." The relative rights and preferences of the each new series shall be those rights and preferences set forth in
          Section 5.05 of the Statutory Trust's Declaration of Statutory Trust. Each such new series shall be authorized to issue three separate and distinct classes of shares (the designation of which shall be "Class A," "Class B" and "Class C").

     3. The Certificate of Statutory Trust filed on June 22, 1999 is further amended to reflect the closing and withdrawal of "Val Cap Small Cap Fund" and the name change of "Val Cap Mid Cap Fund" to "Amstar Value Fund," which shall be authorized to issue three separate and distinct classes of shares (the designation of which shall be "Class A," "Class B" and "Class C").

     4. This Certificate of Amendment of Statutory Trust is to be effective upon this filing with the Secretary of State of the State of Delaware.

     The undersigned Trustees, in order to amend the Certificate of Statutory Trust of Valenzuela Capital Trust under the laws of the State of Delaware, hereby execute this Certificate of Amendment of Statutory Trust on this 27th day of November, 2002.


             *                                           *
-----------------------------               ------------------------------
Robert J. Adler, Trustee                    Clinton J. Kendrick, Trustee

             *                                           *
-----------------------------               ------------------------------
Hendrick J. Laverge, Trustee                Jonathan H. Kagan, Trustee

             *                                           *
-----------------------------               ------------------------------
Thomas M. Valenzuela, Trustee               Agnes M. Mallady, Trustee

             *
-----------------------------
James R. Hocking, Trustee
                                            *By: /s/ Wade R. Bridge
                                                 -------------------------
                                                   Wade R. Bridge
                                                   Attorney-in-fact
                                                   November 27, 2002